PROMISSORY NOTE


$__________          Date: _______________, ____


I.     PROMISE TO PAY

          For value received, the undersigned promises to pay  to
the            order           of           ____________________,
______________________________,    the    principal    sum     of
____________________  AND NO/100 ($__________)  DOLLARS, together with interest on the principal sum at the rate of fifteen (15%) percent per annum commencing on the date that Maker received an executed Subscription Agreement (as hereinafter defined) from Lender. Interest shall be calculated on the basis of actual days elapsed over a 365-day year (366-day year in leap years).

II.     DEFINITIONS

          The following terms, as used in this Promissory Note, shall have the meanings set forth below:

          1. "Acceleration" shall mean the exercise of Lender's right to accelerate payment of all principal and interest due on the Note after complying with the provisions of
Section IV.2.

          2. "Debt" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of the kinds referred to in clauses (i) through (iv) above.

          3. "Default Notice" means a notice sent by Lender to Maker upon the occurrence and continuance of an Event of Default giving rise to an Acceleration which specifies (i) the nature of the Event of Default that has occurred and is continuing and (ii) that Lender intends to make an Acceleration in accordance with the provisions of Section IV.2.

          4. "Event of Default" shall have the meaning set forth in Section IV.1. hereof.

          5. "Financing Documents" shall mean this Note and the other Notes.

          6.     "Lender" shall mean ____________________.

          7. "Lien" or "Liens" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, including, without limitation, the rights of a vendor, lessor or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, and the rights of the holder of any production payment, advance payment or similar interest.

          8. "Lutcher Moore Mitigation Bank Financing" shall mean a financing in the amount of up to $15 million secured in full or in part by the Lutcher Moore Tract Wetlands Mitigation
Bank.

          9.      "Lutcher  Moore Tract" shall mean that  certain
tract  of  land located in St. James, Ascension and St. John  the
Baptist  Parishes,  Louisiana,  comprising  approximately  62,000 acres, owned by L.M. Holding Associates, L.P.

          10. "Maker" shall mean XCL Land, Ltd., a company organized under the laws of Delaware.

          11.     "Note" shall mean this Promissory Note.

          12. "Security Documents" shall mean the Security Agreements each dated as of _______________, ____, executed by Maker and The Exploration Company of Louisiana, Inc. and Lender, as amended, and the related Louisiana UCC-1 financing statements, as amended.

          13.       "Subscription  Agreement"  shall   mean   the
Subscription   Agreement  dated  as  of  _______________,   ____,
executed by XCL Ltd., Maker and Lender and relating to the purchase of this Note.

III.     TERMS OF PAYMENT

          1. Maturity. All principal and interest accrued and unpaid under this Note is due and payable in full on the earlier of (a) the third business day after funding of the Lutcher Moore Mitigation Bank Financing or (b) _______________, ____ [90 days after date of note] unless extended until
_______________, ____ [90 additional days after date of note] by Maker at its sole option and without the need for Lender's consent by sending written notice to Lender on or before _______________, ____ [two days prior to initial due date] that such maturity date has been extended to _______________, ____. The maturity of this Note may be extended for an additional ninety (90) days or until _______________, ____ with the consent of Lender upon delivery to Lender by Maker of an additional promissory note substantially on the terms of this Note, mutatis mutandis, in the principal amount equal to the then unpaid interest on this Note.

IV.     DEFAULT AND REMEDIES IN EVENT OF DEFAULT

          1. Events of Default. The term "Event of Default" shall mean the occurrence of any one of the following events:

          (a) The failure of Maker to pay punctually when due any amount (including, without limitation, principal or interest) payable with respect to the Note.

          (b) Any representation or warranty made by Maker (or any of its officers) under or in connection with the Subscription Agreement, or by Maker or the grantor of any lien or security interest pursuant to any agreement securing or purporting to secure any of the obligations herein (including, without limitation, any of the Security Documents), shall prove to have been incorrect in any material respect on or as of the date made.

          (c) The breach of any term, covenant or agreement made by Maker hereunder (other than under clause (a), above), or under any other agreement between Maker and Lender, which breach is not cured within 30 days after receipt by Maker of notice thereof.

          (d) Maker or any of its subsidiaries shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, shall be instituted by or against Maker or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or Maker or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (d) of Section IV.

          (e) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against Maker or any of its subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order that have not been stayed for a period of ten (10) consecutive days and are not stayed at the time an action to enforce this
Note is commenced, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (f) Any non-monetary judgment or order shall be rendered against Maker or any of its subsidiaries that is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Maker and its subsidiaries, taken as a whole, (ii) the ability of Maker and its subsidiaries, taken as a whole, to perform its obligations under this Note or the Notes or under any agreement securing or purporting to secure the obligations herein to which Maker or any of its subsidiaries is a party or (iii) the rights and remedies of Lender or its agent under any agreement securing or purporting to secure the obligations herein to which Maker or any of its subsidiaries is a party, and either (x) enforcement proceedings shall have been commenced by any person or entity upon such judgment or order that have not been stayed for a period of ten
(10) consecutive days and are not stayed at the time an action to enforce this Note is commenced, or (y) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (g) Maker shall create, insure, assume or suffer to exist any debt other than (i) debt in respect of the Notes;
(ii)   debt   existing  as  of  the  date  of  the   Notes;   and
(iii) obligations to any affiliate of Maker that are contractually subordinated to the indebtedness represented by the Notes.
          2. Acceleration of Maturity. Upon the occurrence of any Event of Default arising from any condition or circumstance other than Maker's failure to pay punctually when due any amount under the Note, Lender may send a Default Notice to Maker. Upon actual receipt of such Default Notice, Maker shall have five (5) business days to either cure such Event of Default or pay in full all principal and interest due under the Note. If, after five (5) business days have elapsed from actual receipt of the Default Notice by Maker, Maker has not either
(i) cured such Event of Default or (ii) paid in full all principal and interest due under the Note, then and only then shall Lender have the right to make an Acceleration. Upon
Acceleration, the Note, all interest thereon and all other amounts payable thereon shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind. The unpaid balance under the Note shall bear interest as stated herein until paid in full.

V.     WAIVER OF DEFENSES

          Maker waives presentment for payment, protest, notice of dishonor, demand, and notice of acceleration. Maker's liability hereunder shall not be impaired by lack of diligence in collecting the Note and enforcing any security rights of Lender.

VI.     MAXIMUM INTEREST RATE

          In no event shall the rate charged hereunder for interest exceed the maximum rate of interest permitted by applicable law, and if any circumstances, including acceleration, prepayment, or demand, would cause the rate of interest hereunder to exceed such maximum rate, the rate of interest hereunder automatically shall be reduced to such maximum rate and Lender shall forgive or refund to Maker any interest above such maximum rate collected by Lender.

VII.     GOVERNING LAW

          This Note shall be governed by the substantive laws of the State of Louisiana, without any effect being given to principles of conflicts of laws.

VIII.     SECURITY

          This Note is secured by a security interest in a percentage of the general and limited partnership interest in L.M. Holding Associates, L.P., a Louisiana Partnership in Commendam, granted by Maker and The Exploration Company of
Louisiana, Inc. pursuant to the Security Documents. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY LENDER THAT THE INDEBTEDNESS EVIDENCED HEREBY IS INDEBTEDNESS OF MAKER AND NOT INDEBTEDNESS OF ANY OF ITS AFFILIATES, INCLUDING BUT NOT LIMITED TO XCL LTD. OR XCL-CHINA LTD., AND LENDER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT EXCEPT WITH RESPECT TO THE SECURITY INTERESTS GRANTED TO IT PURSUANT TO THE SECURITY DOCUMENTS, IT SHALL HAVE NO RECOURSE AGAINST ANY OF MAKER'S AFFILIATES, INCLUDING BUT NOT LIMITED TO XCL LTD. OR XCL-CHINA LTD., OR ANY OF THEIR ASSETS AND THAT LENDER SHALL LOOK SOLELY TO MAKER, ITS ASSETS AND THE COLLATERAL IN WHICH A SECURITY INTEREST HAS BEEN GRANTED BY THE SECURITY DOCUMENTS FOR REPAYMENT OF ANY AND ALL AMOUNTS DUE HEREUNDER.

IX.     NOTICE

          Whenever this Note requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request or demand must be in writing (including telecopies, telegraphic, telex or cable communications) and mailed (prepaid postage), telecopied, telegraphed, telexed, cabled or delivered as follows:

          If to Maker:

              XCL Land, Ltd.
          110 Rue Jean Lafitte
          P. O. Box 53775
          Lafayette, Louisiana 70505
          Attn: Benjamin B. Blanchet
          Telecopier: (318) 237-3316

          If to Lender:

          ____________________
          ____________________
          ____________________

Or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. Unless otherwise specified herein, all such notices and other communications, shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective and deemed delivered and received when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

X.     HEADINGS

                  The   headings  used  in  this  Note  are   for
convenience only and do not constitute a part of the Note.

XI.     RESTRICTIONS ON TRANSFER

          THE NOTE REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY OTHER DOMESTIC OR FOREIGN JURISDICTION. SUCH NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. SUCH NOTE IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THE SUBSCRIPTION AGREEMENT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE MAKER AND WILL BE FURNISHED WITHOUT CHARGE TO ANY HOLDER OF THIS NOTE UPON WRITTEN REQUEST TO THE SECRETARY OF THE MAKER, AND ALL HOLDERS OF THE NOTE AGREE TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT.

XII.     WAIVERS AND AMENDMENTS

          All amendments, supplements and modifications to this Note shall be made only in writing signed by Maker and Lender, and then any such amendment, supplement, or modification shall be effective only on the specific instance and for the specific purpose for which given. No consent to any departure by Maker from the provisions of this Note shall in any event be effective unless the same shall be in writing and signed by Lender.

                              XCL LAND, LTD.



                              By:________________________________

                              Name:______________________________

                              Title:_____________________________